THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), is dated and effective as of February 14, 2000, by Phoenix International Ltd., Inc., a Florida corporation (the "Company"), and London Bridge Software Holdings plc., a corporation organized under the laws of the England and Wales (the "Shareholder"). The Company and the Shareholder are hereinafter collectively called the "Parties."

         WHEREAS, the Company and the Shareholder have entered into a Stock Purchase Agreement (the "Purchase Agreement") and Governance Agreement (the "Governance Agreement"), each dated as of February 14, 2000 and pursuant to which, among other things, the Company has agreed to sell and issue, and the Shareholder has agreed to purchase, shares of the Company's common stock, 0.01 par value per share (the "Common Stock"); and

         WHEREAS, the Shareholder will acquire a total of 861,623 shares of Common Stock pursuant to the Purchase Agreement; and

         WHEREAS, the Company and the Shareholder desire to provide for the rights of the Shareholder with respect to the registration of the shares of Common Stock to be received by the Shareholder pursuant to the Purchase Agreement.

                  NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and in the Purchase Agreement, the Parties agree as follows:

         1. Definitions. For purposes of this Agreement:

            (a) "1933 Act" means the United States Securities Act of 1933, as amended, or any replacement U.S. federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time;

            (b) "Commission" means the United States Securities and Exchange Commission or any other U.S. federal agency at the time administering the 1933 Act and 1934 Act;

            (c) "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act and the declaration or ordering of effectiveness of such registration statement by the Commission, with no stop order having been issued with respect thereto;

            (d) "Registrable Securities" means shares of Common Stock (1) issued or issuable to the Shareholder pursuant to the Purchase Agreement and (2) issued as a dividend or other distribution with respect to, or in exchange or replacement of, the foregoing, as a result of or in connection with any stock split, recapitalization or other similar corporate activity, but Registrable Securities shall not include any other shares of Common Stock or other securities acquired by the Shareholder other than the foregoing;

Registration Rights Agreement-Page 1 of 14

            (e) "1934 Act" means the United States Securities Exchange Act of 1934, as amended, or any replacement U.S. federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time; and

            (f) All other capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

         2. Registration Under 1933 Act.

            (a) Demand Registration. By written notice (the "Demand Notice") delivered to the Company after August 14, 2000 and before February 14, 2002, Shareholder can request that the Company register at least 50% of the shares of Common Stock issued to the Shareholder pursuant to the Purchase Agreement and having an aggregate offering price at the time such Demand Notice is made of at least U.S. $2,000,000 (such offering price to be determined by multiplying the number of shares of Common Stock by the closing price per share of Common Stock as reported on NASDAQ or other national securities exchange on which the largest volume of shares of Common Stock is traded at such time) (collectively, the "Demand Shares"). As soon as reasonably practicable after receipt of such notice, the Company shall use all commercially reasonable efforts to (1) file a registration statement with respect to the Demand Shares and (2) effect the registration of the Demand Shares.

            (b) Limitations on Company's Obligation.

                (i) The Company is obligated to effect only one registration pursuant to Section 2(a). Subject to Section 2(f) below, a registration shall be deemed not to have been made for the purposes of Section 2(a) in the event that
(1) a registration requested pursuant to Section 2(a) fails to become effective,
(2) a stop order shall have been issued by the Commission with respect to such registration during the ninety (90) day period following the declaration of effectiveness thereof, or (3) the registration shall have been terminated prior to the Commission's declaration of effectiveness with respect thereto.

                (ii) A registration under Section 2(a) pursuant to a Demand Notice delivered to the Company on or before February 14, 2001 shall be conditioned upon the Shareholder's participation in an underwritten or other offering in which a professional placement agent is engaged to use its best efforts to sell the Demand Shares, and the inclusion of such Demand Shares in such offering. The Company shall have the right to select one or more underwriters or placement agents for such offering. If the Company does not or is unable to engage an underwriter or placement agent for such offering, the Shareholder shall have the right to select one or more underwriters or placement agents for such offering, subject to the prior written consent of the Company (which shall not be unreasonably withheld). If a Demand Notice is delivered to the Company after February 14, 2001 and before February 14, 2002, the Shareholder shall be entitled to select one or more underwriters or placement agents, subject to the prior written consent of the Company (which consent shall not be unreasonably withheld), and may request that such registration, with or without an underwriter or placement agent, be conducted as a "shelf registration" in accordance with Rule 415 promulgated under

Registration Rights Agreement-Page 2 of 14 the 1933 Act (in which case, the Company shall be required to maintain the effectiveness of such registration for a maximum of ninety (90) days regardless of any other provision of this Agreement). In the event the Shareholder proposes to distribute Registrable Securities through any underwriting under this Agreement, the Shareholder (together with the Company and the other persons distributing securities through such underwriting) shall participate in the underwriting by entering into or completing, at the request of the underwriter or underwriters selected for such underwriting, an underwriting agreement, questionnaires, powers of attorney and indemnities in their customary form with such terms as are reasonably acceptable to the Company and the Shareholder. Any underwriter or placement agent selected hereunder shall be a national or large regional investment bank with at least five years experience as managing underwriters of public securities offerings in the U.S. and shall have at least U.S. $300 million in assets under management.

            (c) The Company shall be entitled to include in any registration statement filed pursuant to Section 2(a) shares of Common Stock to be sold by the Company for its own account or for the account of other shareholders (collectively, the "Other Shares"); provided that if the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in any such registration exceeds the number which can be sold at the desired price in such offering, the Company will include in such registration (1) first, the Demand Shares (or such portion of the Demand Shares as the underwriters indicate may be sold at the offering price) and (2) second, the number of Other Shares requested to be included, which in the opinion of such underwriters can be sold, in accordance with the priority provisions of
Section 9(a) hereof.

            (d) The Company shall be entitled to postpone for a reasonable period of time (but, except as otherwise provided in this Agreement, not exceeding one hundred twenty (120) days and without other prejudice to the rights of the Shareholder under this Agreement) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this
Section 2, if the Company has determined, in good faith and in the exercise of reasonable judgment, that such action would materially delay or interfere with any material financing, acquisition, corporate reorganization or other transaction involving the Company then pending or contemplated, and if the Company so notifies the Shareholder in writing of such determination and agrees to resume such registration as soon as possible after any such material financing, acquisition, corporate reorganization or other transaction is complete or terminated.

            (e) If a postponement under Section 2(d) occurs, the Shareholder shall continue to have the piggyback registration rights set forth in Section 3 during such postponement.

            (f) If a registration statement pursuant to this Section 2 does not become effective within twelve (12) months after the initial filing thereof as a result of any reason other than a material adverse development in the business or condition (financial or other) of the Company or other acts or matters substantially within the control of the Company, or if such registration statement is abandoned or withdrawn at the request of the Shareholder, then, unless the Shareholder, promptly upon receipt of a request therefor, supported by an invoice setting forth the expenses in reasonable detail, reimburses the Company for the registration

Registration Rights Agreement-Page 3 of 14 expenses in respect of such registration statement, the Company shall be deemed to have satisfied its obligation pursuant to this Section 2.

            (g) Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to register shares in any foreign jurisdiction or to take any action to effect any registration, qualification or compliance pursuant to Section 2 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process or to register as a dealer or to cause any officer or employee of the Company to register as a salesman in effecting such registration, qualification, or compliance.

         3. Piggyback Registration. Subject to the other provisions of this Agreement, if the Company proposes to register any shares of Common Stock under the 1933 Act on or before February __, 2003, either for its own account or for the account of other holders of Common Stock (other than on a Form S-8, Form S-4 or successor registration statement or registration for foreign issuance or distribution), in connection with the public offering of such securities for cash, on a registration form that would also permit the registration of Registrable Securities, the Company shall, with respect to any such registration, promptly give the Shareholder written notice of such proposal. Upon the written request of the Shareholder given within fifteen (15) days after the date of any such notice by the Company, the Company shall use all commercially reasonable efforts to cause to be included in such registration under the 1933 Act all the Registrable Securities that the Shareholder has requested be registered (subject to reduction pursuant to Section 9(a) below). Subject to the limitations referred to in Section 9(b) hereof, the decision not to include any Registrable Securities in a registration under this Section 3 shall not constitute a waiver of the Shareholder's right to include its Registrable Securities in a subsequent registration pursuant to this Section 3.

         4. Obligations of the Company. Whenever required under this Agreement to use all commercially reasonable efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

            (a) Prepare and file with the Commission a registration statement covering such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the earlier of (1) the date when all Registrable Securities covered by the registration statement have been sold or (2) 90 days from the effective date of the registration statement; provided, however, that the foregoing periods may be superseded in an underwriting agreement executed by the Company and the Shareholder with respect to the registration of Demand Shares pursuant to
Section 2(a) hereof; and provided, further, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish the Shareholder and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the review of the Shareholder and the underwriters. The Company agrees that it will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if the information in such registration statement or prospectus concerning the Shareholder has changed and the Shareholder or the

Registration Rights Agreement-Page 4 of 14 underwriters, if any, shall reasonably object; provided, however, that the Company may file and amend the registration statement under this clause if it either removes information about the Shareholder or corrects or updates any incorrect or outdated information about the Shareholder from the registration statement before such filing or amendment.

            (b) Prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in
Section 4(a) (or Section 2(b)(ii), if applicable) and to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the 1933 Act or other applicable governing provision of such 1933 Act.

            (c) Furnish to the Shareholder such numbers of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by it and included in such registration.

            (d) Use all commercially reasonable efforts to register and qualify the Registrable Securities under such other securities laws of such counties, states and other U.S. jurisdictions as shall be reasonably requested by the Shareholder and do any and all other acts and things which may be reasonably necessary or advisable to enable the Shareholder to consummate the disposition of the Registrable Securities owned by it in such jurisdictions (including filing a Form U-2 if required by such jurisdictions); provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business or to file a general consent to service of process in any such counties, states or other U.S. jurisdictions; and provided further, that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the Registrable Securities shall be qualified shall require that expenses incurred in connection with the qualification of the Registrable Securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by the Shareholder, to the extent required by such jurisdiction, including but not limited to filing fees and expenses of counsel and other advisors and any commissions or discounts related to the registration of Registrable Securities in such other jurisdictions.

            (e) Promptly notify the Shareholder at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of the Shareholder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

Registration Rights Agreement-Page 5 of 14

            (f) Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

            (g) Enter into such customary agreements (including underwriting agreements and selling shareholder agreements in customary form and substance for a follow-on or secondary offering) and take all such other actions as the Shareholder or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities included in such registration.

            (h) Make available for inspection by the Shareholder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the Shareholder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by the Shareholder, underwriter, attorney, accountant or agent in connection with such registration statement.

            (i) Promptly notify the Shareholder and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (1) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (2) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (3) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (4) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose.

            (j) Cooperate with the Shareholder and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such lots and registered in such names as the underwriters may request at least two business days prior to any delivery of Registrable Securities to the underwriters.

            (k) Provide a CUSIP number for all Registrable Securities not later than the effective date of the registration statement.

            (l) Prior to the effectiveness of the registration statement and any post-effective amendment thereto and at each closing of an underwritten offering, (1) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with underwritten offerings; (2) obtain an opinion of counsel to the Company, including such matters as are customarily covered by such opinions in underwritten public offerings; and (3) deliver such documents and certificates as

Registration Rights Agreement-Page 6 of 14 may be reasonably requested by the Shareholder and by the underwriters, if any, to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and the Shareholder.

            (m) Cause all such Registrable Securities registered pursuant to the terms hereof to be listed on each securities exchange (including NASDAQ) on which similar securities issued by the Company are then listed.

         5. Termination of Registration. At any time before or after the filing of a registration statement (other than pursuant to Section 2(a)), the Company may, in its sole discretion, abandon or terminate such registration without the consent of the Shareholder with no liability to the Shareholder or any third party arising therefrom, except to the extent otherwise provided herein.

         6. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Shareholder shall furnish to the Company such information regarding Shareholder, the Registrable Securities held by the Shareholder, and the intended method of disposition of such Registrable Securities as the Company shall reasonably request and as shall be required or, in the opinion of the Company, reasonably necessary to effect the registration of the Shareholder's Registrable Securities.

         7. Suspension of Disposition of Registrable Securities. The Shareholder agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 4(e) hereof or upon receipt of a request from the managing underwriters to refrain from selling Registrable Securities in such registration, the Shareholder will forthwith discontinue disposition of Registrable Securities until it receives copies of a supplemented or amended prospectus contemplated by
Section 4(e) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, the Shareholder will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in the Shareholder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice or in the event the Holders refrain from selling any Registrable Securities in such registration at the request of the managing underwriters of the Common Stock (or other securities) of the Company, then, in each such case, the time periods mentioned in Section 4(a) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(e) hereof (or the date of any such underwriter's request) to and including the date when the Shareholder shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(e) hereof or the Advice (or shall be notified by the underwriter that the Shareholder is permitted to resume the sale of the Registrable Securities covered by such registration statement).

         8. Expenses of Registration. All expenses incurred by the Company and consented to by the Shareholder in writing in advance (such consent not to be unreasonably withheld) in

Registration Rights Agreement-Page 7 of 14 connection with a registration effected pursuant to Section 2(a) of this Agreement, including all registration and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Company, travel expenses and other costs shall be borne by the Shareholder, unless the Company or any other person not a Party to this Agreement sells shares of Common Stock on its or their own behalf, in such registration, in which event, the Company, such other persons and the Shareholder shall each pay their pro rata portion of such expenses based upon the number of shares registered. In addition, for any registration conducted pursuant to this Agreement, all other expenses (including the Shareholder's pro rata portion of underwriting discounts and commissions, taxes and all costs and expenses described in Section 4(d)), and expenses of counsel and other advisors to the Shareholder) shall be borne by the Shareholder. Notwithstanding the foregoing provisions of this Section 8, the Company shall pay all expenses incurred by it in connection with any registration which is terminated by the Company under Section 5 above.

         9. Underwriting Requirements; Priorities.

            (a) Except as provided in Section 2(b)(ii), the Company shall select the investment banker(s) and manager(s) to administer any offering required hereunder, if any. Subject to the terms of Section 2(c) hereof, if the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in any such registration exceeds the number which can be sold at the desired price in such offering, the Company will include in such registration (1) first, the securities the Company proposes to sell, (2) second, the number of securities requested to be included, which in the opinion of such underwriters can be sold, pro rata among the respective selling shareholders of Common Stock holding registration rights senior in priority to those granted under this Agreement (other than executive officers and directors of the Company, if any, holding such senior rights, who shall be subject to reallocation in accordance with clause (3) of this Section 9(a)), if any, and (3) third, the number of securities requested to be included, which in the opinion of such underwriters can be sold, pro rata among the respective selling shareholders of Common Stock (including executive officers and directors of the Company), whether or not such selling shareholders have been given registration rights by the Company, on the basis of the number of shares of Common Stock owned by each selling shareholder. The priorities described in this paragraph are subject to the rights of the Shareholder described in Section 2(c) with respect to a registration effected pursuant to Section 2(a).

            (b) The Shareholder may not participate in any underwritten registration hereunder unless it (1) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Company and (2) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         10. Termination of the Company's Obligations; Rule 144 Resales.

            (a) The Company shall not be obligated to register the Registrable Securities of the Shareholder in connection with the proposed registration if, within the six months prior to the time of such proposed registration, the Company has offered the Shareholder the

Registration Rights Agreement-Page 8 of 14 opportunity to register Registrable Securities under the terms hereof and either
(1) the Shareholder declined such offer or (2) Registrable Securities of the Shareholder were registered by the Company.

            (b) The Company's obligations to register any Registrable Securities hereunder shall terminate and be of no further force or effect if all of such Registrable Securities may be sold in any 90-day period pursuant to Rule 144 (defined below) and under the Governance Agreement.

            (c) With a view to making available to the Shareholder the benefits of Rule 144 promulgated under the 1933 Act ("Rule 144") and any other rule or regulation of the Commission that may at any time permit the Shareholder (subject to the Governance Agreement) to sell securities of the Company to the public without registration, the Company agrees to:

                (i) file with the Commission in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act while it is subject to such reporting requirements; and

                (ii) furnish to the Shareholder so long as it owns any of the Registrable Securities as soon as reasonably practicable after written request is made by the Shareholder (1) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the 1934 Act (at any time for which it remains subject to such reporting requirements), (2) a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company and (3) such other information as may be reasonably requested by the Shareholder in availing it of any rule or regulation of the Commission permitting the selling of any such securities without registration.

         11. Market Standoff; Lock-up Agreement. As a condition to the exercise of any registration rights hereunder, the Shareholder hereby agrees in connection with any registration of its Registrable Securities not to sell, make any short sale of, pledge, grant any option for the purchase of or otherwise dispose of or reduce its, his or her risk of ownership with respect to any Registrable Securities or any other securities of the Company owned, beneficially or otherwise, by the Shareholder (other than those included in the registration) without the prior written consent of the Company or the underwriters, as the case may be, for 120 days following the offering. The Shareholder agrees to execute and deliver a lock-up agreement (setting forth the above restrictions in greater detail) if requested by the underwriters or the Company in connection with any offering of Registrable Securities.

         12. Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

            (a) To the full extent permitted by law, the Company will indemnify and hold harmless the Shareholder (if it joins in a registration) and each person, if any, who controls the Shareholder (within the meaning of the 1933
Act), and any legal counsel, independent accountant or underwriter participating in the preparation of the registration statement or the distribution of securities pursuant thereto, against any losses, claims, damages or liabilities,

Registration Rights Agreement-Page 9 of 14
joint or several, to which they may become subject under the 1933 Act, the 1934 Act and/or applicable state securities laws insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or arise out of any violation by the Company of any rule or regulation promulgated under the 1933 Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company will reimburse each such person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 12(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed) nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of the Shareholder or controlling person.

            (b) To the full extent permitted by law, the Shareholder (if it joins in a registration under this Agreement) will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company (within the meaning of the 1933 Act), and any legal counsel, independent accountant and underwriter participating in the preparation of the registration statement or the distribution of securities pursuant thereto, against any losses, claims, damages or liabilities, joint or several, to which the Company or any of the foregoing persons or entities may become subject, under the 1933 Act, the 1934 Act and/or applicable state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by the Shareholder expressly for use in connection with such registration; and the Shareholder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, underwriter, or controlling person of any of the foregoing in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 12(b) shall not apply to amounts paid in settlement of any such loss,

Registration Rights Agreement-Page 10 of 14 claim, damage, liability or action if such settlement is effected without the consent of the Shareholder (which consent shall not be unreasonably withheld, conditioned or delayed).

            (c) Notwithstanding anything in this Section 12 to the contrary, in no event shall the liability of the Shareholder or the Company, respectively, hereunder be greater than the dollar amount of the net proceeds received by the Shareholder or, in the case of the Company, the proceeds received by the Shareholder and the Company, upon the sale of the Registrable Securities and other securities giving rise to such indemnification obligation.

            (d) Promptly after receipt by an indemnified party under this
Section 12 of notice of the commencement of any action or knowledge of a claim that would, if asserted, give rise to a claim for indemnity hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 12, notify the indemnifying party in writing of the commencement thereof or knowledge thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if it would be inappropriate for the counsel representing the indemnifying party to represent such indemnified parties due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding (such as the availability of defenses to one or more but not all such parties). The failure to notify an indemnifying party promptly of the commencement of any such action or of the knowledge of any such claim, if prejudicial to his or its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 12, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section 12.

         13. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given except with the prior written consent of the Company and the Shareholder.

         14. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by personal delivery, by internationally recognized overnight courier (with charges prepaid) or by telecopy (with telephone confirmation) as follows:

            (a) if to the Shareholder, at the most current address given by it to the Company in accordance with the provisions of this Section 14, which address initially is the address set forth in the Purchase Agreement, with a copy (which shall not constitute notice) to the Shareholder's respective counsel as identified therein; and

            (b) if to the Company, initially at its address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with

Registration Rights Agreement-Page 11 of 14 the provisions of this Section 14, with a copy (which shall not constitute notice) to the Company's counsel as identified in the Purchase Agreement.

            (c) All such notices and communications shall be deemed to have been duly given or made when personally delivered, the day of guaranteed delivery by such overnight courier service or when transmitted to the specified telecopy number and confirmed by telephone, in each case addressed to the respective parties as set forth above.

         15. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         16. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF FLORIDA, EXCLUDING CHOICE OF LAW PRINCIPLES.

         18. Arbitration. In the event of a dispute in which the parties involved cannot reach agreement, the dispute shall be submitted to and settled by arbitration in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association. Such arbitration shall be held in Atlanta, Georgia before a panel of three (3) arbitrators, one selected by each of the parties and the third selected by mutual agreement of the first two, and all of whom shall be independent and impartial under the rules of the American Arbitration Association. The decision of the arbitrators shall be final and binding as to any matter submitted under this Agreement. The Company and the Shareholders irrevocably consent to the exclusive jurisdiction and venue of the courts of any county in the State of Florida and the United States Federal District Court of Florida, in any judicial proceeding brought to enforce this Agreement. The parties agree that any forum other than the State of Florida is an inconvenient forum and that a lawsuit (or non-compulsory counterclaim) brought by one party against another party, in a court of any jurisdiction other than the State of Florida should be forthwith dismissed or transferred to a court located in the State of Florida.

         19. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         20. Entire Agreement. This Agreement (together with the Purchase Agreement, the Confidentiality Agreement, the Governance Agreement and such other agreements as specifically referred to in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement (together with the Purchase Agreement, the Confidentiality Agreement, the Governance Agreement and such other agreements as specifically referred to

Registration Rights Agreement-Page 12 of 14 in the Purchase Agreement) supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         21. No Assignment; Parties Benefited. None of the Parties may assign its rights, duties or obligations under this Agreement without the express written consent of the other Parties; provided, however, that the Company may assign this Agreement to an affiliated company or the purchaser (by merger, stock purchase or otherwise) of all or substantially all of the Company's business and assets provided such purchaser or affiliated company (1) has a class of securities traded on a national securities exchange or the Nasdaq National Market, (2) is a reporting Company which is current in filing all required reports under the 1934 Act and (3) agrees in writing, a copy of which is delivered to the Shareholder, to assume the Company's obligations hereunder; and provided, further, that the rights and obligations of the Shareholder under
Section 3 may be transferred from the Shareholder to the purchaser of at least 20% of all Registrable Securities outstanding on the date of this Agreement, provided (1) such transfer complies in all respects with the terms of the Governance Agreement, (2) such purchaser agrees in writing to be bound by the terms and conditions hereof, and (3) the Shareholder provides at least five (5) business days' advance written notice to the Company of such assignment, including the identity of the purchaser. Any attempted assignment outside the foregoing provisos without the written consent of the non-assigning party shall be null and void. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities.



                         [SIGNATURES BEGIN ON NEXT PAGE]

Registration Rights Agreement-Page 13 of 14

         The Parties have executed this Registration Rights Agreement as of the date first above written.

                                         "Company"
                                         Phoenix International Ltd., Inc.

                                         By: /s/ Raju M. Shivdasini
                                            ------------------------------
                                             Name: Raju M. Shivdasini
                                                   -----------------------
                                             Title: President & CEO
                                                   -----------------------

                                         "Shareholder"

                                         London Bridge Software Holdings plc.

                                         By: /s/ Gordon Crawford
                                            ------------------------------
                                             Name: Gordon Crawford
                                                   -----------------------
                                             Title: Chairman
                                                   -----------------------


Registration Rights Agreement-Page 14 of 14